FOR IMMEDIATE RELEASE
                                                                 JANUARY 3, 2005

FOR MORE INFORMATION:
Richard Kellner                              Mary C. Buhay
Group Vice President, Finance                Senior Vice President, Corporate
                                             Communications
Medialink Worldwide Incorporated             Medialink Worldwide Incorporated
Tel: (212) 682-8300                          Tel: (212) 682-8300
IRmedialink@medialink.com                    IRmedialink@medialink.com


            MEDIALINK SELLS ITS DELAHAYE RESEARCH UNIT FOR $8 MILLION
        Posts Pretax Gain of $5 Million; Proceeds to Fuel Core Marketing
                             Services, Teletrax(TM)

NEW YORK, JANUARY 3, 2005 - As part of its strategy to further leverage increased demand for its core marketing communications and evolving media asset management services, Medialink Worldwide Incorporated (Nasdaq: MDLK) today announced it has sold its research unit for $8 million in an all-cash transaction. The division, Delahaye Medialink, has been acquired by units of Observer AB, a leading public relations services company based in Stockholm, Sweden, and listed on the stock exchange there.

Delahaye, the result of a merger of Medialink's organically-developed research division and the Delahaye Group, which Medialink acquired in 1999 in a pooling of interests transaction, is headquartered in Norwalk, Conn., and has offices in Portsmouth, N.H., Washington, D.C., and London. Delahaye generated approximately $9 million in annual revenue and is forecasted to break even for the year ended December 31, 2004. It employs approximately 100 professionals, who analyze the impact of news media coverage on the reputations of some of the world's largest corporations and helps these clients measure the value of their public relations efforts.

"Medialink is now better equipped to expand its already strong position in brand marketing communications and news distribution - its original and core business lines - and to further invest in its fast-growing global television tracking and media asset management service, Teletrax(TM)," said Laurence Moskowitz, Chairman, President and Chief Executive Officer of Medialink. "During the past year, we took a series of steps designed to maximize shareholder value and position Medialink to grow more rapidly and more profitably. This transaction represents a strategic redeployment of resources in this ongoing process."

"While Delahaye accounts for about 20 percent of Medialink's consolidated total revenue, the gross proceeds from this asset sale represent 40 percent of our current market capitalization," Moskowitz added. "We believe this transaction should signal to investors the inherent value in Medialink's successful core services and its new opportunities with Teletrax. We enter 2005 with strong capital underpinning and refocused on our most promising services."

Medialink secured a $5 million investment on November 9, 2004, intended primarily to spur growth in Teletrax and reduce the Company's line of credit borrowings. The financing came amidst new Teletrax contract signings with ABC Television Network, Buena Vista Television and Great Britain's BBC, as well as a contract expansion with NBC News Channel. Upon closing of that investment, a more aggressive sales and marketing program was initiated.


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                                                                     Page 2 of 3

Medialink Sells Its Delahaye Research Unit for $8 Million
Posts Pretax Gain of $5 Million; Proceeds to Fuel Core Marketing Services, Teletrax

As a result of the Delahaye transaction, Medialink repaid the $2 million balance of its line of credit facility. It now plans to invest in its broadcast and print media marketing and communications services as well as Teletrax, while significantly strengthening its balance sheet. The Company's media services unit develops and delivers compelling marketing communications content to broadcast, cable and satellite networks and stations worldwide, and distributes press releases and news photographs to print, broadcast, and Internet news outlets on behalf of its nearly 3,000 clients.

Part of the proceeds will be deployed as capital to streamline workflows and to put Medialink in the vanguard of the digital video conversion underway in the broadcasting industry. The Company also will increase its marketing and sales activities, explore the options of new sales offices, and accelerate the development of new client relationship management tools.

As part of the transaction, which closed following the end of regular trading on the Nasdaq stock market on Friday, December 31, 2004, Medialink divested substantially all of the net assets of Delahaye, which had an estimated carrying value of $2.3 million. The Company anticipates a gain on the sale of the division before taxes, net of transaction costs, of approximately $5 million. The Company believes that it has approximately $3 million in current year losses and net operating loss carryforwards that can be used to offset the taxable gain.

"As large corporations seek smarter alternatives to spending $60 billion on traditional television advertising, we believe Medialink is extraordinarily well-suited to provide dynamic, unique and highly cost-effective brand-building and marketing communications programs that can reach the same audiences," Moskowitz added. "Our core services are now attracting greater interest from marketing as well as public relations executives, and we intend to exploit this new and potentially very large opportunity."

Noting that Observer's Bacon's Information, Inc. acquired the Delahaye operations in the United States, while the company's United Kingdom-based Romeike Ltd. acquired Delahaye's London office, Moskowitz stated: "We have known the management of Observer for many years and hold them in the highest professional regard. Delahaye will make an excellent fit with its other public relations service offerings, and the Observer organization will provide new opportunities for career growth for Delahaye's professionals."

ABOUT MEDIALINK:
Medialink is a global leader in providing unique news and marketing media strategies and solutions that enable corporations and organizations to inform and educate their target audiences with maximum impact on television, radio, print, and the Internet. The Company offers creative services and multimedia distribution programs including video and audio news and short-form programming, press release newswire distribution, and photography production and digital distribution. Through its subsidiary, Teletrax(TM), Medialink also provides global television tracking and media asset management services to help clients determine return on investment from their programming and advertising efforts. Based in New York, Medialink has offices in major cities throughout the United States and an international hub in London.

For additional investor and financial information, please visit the Investor Relations section of the Company's Web site (www.medialink.com).

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                                                                     Page 3 of 3

Medialink Sells Its Delahaye Research Unit for $8 Million
Posts Pretax Gain of $5 Million; Proceeds to Fuel Core Marketing Services, Teletrax


With the exception of the historical information contained in the release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses, our ability to achieve or maintain profitability; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; our ability to develop new services and market acceptance of such services, such as Teletrax; the volume and importance of breaking news which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; the potential negative effects of our international operations on the Company; future acquisitions or divestitures may adversely affect our operations and financial results; the absence of long term contracts with customers and vendors; and increased competition may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company's registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.